UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PASITHEA THERAPEUTICS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION DATED OCTOBER 31, 2022

PASITHEA THERAPEUTICS CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON         , 2022

Dear Pasithea Stockholders:

A Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Pasithea Therapeutics Corp., a Delaware corporation (“Pasithea” or the “Company”), will be held on         , 2022 at          at         . The Board of Directors of the Company (the “Board”) has called this Special Meeting of the Company’s stockholders, in response to the formal request of Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Camac Partners, LLC, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller And Eric Shahinian (collectively, the “Dissident Group”), for stockholders to vote on the following proposals submitted by the Dissident Group.

If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying Statement (the “Statement”).

The Special Meeting will be held for the purpose of voting upon the below proposals submitted by the Dissident Group (collectively, the “Proposals”):

●	Proposal 1A: To remove, without cause, Dr. Tiago Reis Marques as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by the Proposals become effective).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE REMOVAL OF DR. TIAGO REIS MARQUES.

●	Proposal 1B: To remove, without cause, Alfred Novak as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by the Proposals become effective).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE REMOVAL OF ALFRED NOVAK.

●	Proposal 1C: To remove, without cause, Professor Lawrence Steinman as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by the Proposals become effective).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE REMOVAL OF PROFESSOR LAWRENCE STEINMAN.

●	Proposal 1D: To remove, without cause, Simon Dumesnil as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by the Proposals become effective).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE REMOVAL OF SIMON DUMESNIL.

●	Proposal 1E: To remove, without cause, Dr. Emer Leahy as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by the Proposals become effective).

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THE UNANIMOUSLY BOARD RECOMMENDS VOTING “AGAINST” THE REMOVAL OF DR. EMER LEAHY.

Proposal 1A, Proposal 1B, Proposal 1C, Proposal 1D and Proposal 1E are collectively referred to herein as the “Director Removal Proposals”

●	Proposal 2: To vote on a proposal related to the filling of vacancies on the Board that arise as the result of the removal of one or more directors by stockholders (the “Board Vacancy Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE BOARD VACANCY PROPOSAL.

●	Proposal 3: To repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal (the “Repeal Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE REPEAL PROPOSAL.

●	Proposal 4: To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting (the “Adjournment Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE ADJOURNMENT PROPOSAL.

●	Proposal 5: To transact such other business as may properly come before the Special Meeting (the “Other Business Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE OTHER BUSINESS PROPOSAL.

The Board of Directors unanimously believes that the adoption of the Proposals is NOT in the best interests of stockholders and therefore encourages you NOT to attend the meeting and NOT to submit any proxy card with respect to the Special Meeting, as such actions will act as votes against the Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal. Alternatively, if you decide to vote, the Board unanimously recommends that you vote AGAINST each of the Proposals.

All of the Proposals are more fully described in the Statement accompanying this notice.

This Notice of Special Meeting (this “Notice”) and the accompanying Statement are first being mailed on or about         , 2022 to stockholders of record as of         , 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.

You may receive proxy materials from the Dissident Group with respect to the Special Meeting. We are not responsible for the accuracy of any information provided by or relating to the Dissident Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group may otherwise make. We encourage you to ignore the proxy materials that you may receive from the Dissident Group.

WE ENCOURAGE YOU TO READ THE COMPANY’S STATEMENT FOR THE SPECIAL MEETING IN ITS ENTIRETY AND TO REJECT THE PROPOSALS SUBMITTED BY THE DISSIDENT GROUP BY NOT ATTENDING THE SPECIAL MEETING OR BY VOTING AGAINST EACH OF THE PROPOSALS.

If you have any questions, please contact our solicitor, Kingsdale Advisors, by phone toll-free at 1-866-581-1514, or call collect outside North America at 646-854-8013, or by email at contactus@kingsdaleadvisors.com.

By Order of the Board of Directors

Tiago Reis Marques Chief Executive Officer and Director
, 2022

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED OCTOBER 31, 2022

PASITHEA THERAPEUTICS CORP.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON         , 2022

STATEMENT

INTRODUCTION

This Statement (this “Statement”) is being furnished to stockholders of Pasithea Therapeutics Corp, a Delaware corporation (“Pasithea,” the “Company,” “our,” “us,” or “we”), by our Board of Directors (the “Board”) in connection with our Special Meeting of Stockholders to be held         , 2022 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) at         . The Special Meeting will be held at         .

Only stockholders of record as of the close of business on         , 2022, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.

INFORMATION ABOUT THE SPECIAL MEETING

Why is the Company holding a Special Meeting of Stockholders?

The Board has called this Special Meeting of the Company’s stockholders to vote on the following proposals submitted by Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Camac Partners, LLC, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller And Eric Shahinian (collectively, the “Dissident Group”).

Proposal 1: To remove, without cause, all of the directors of the Company (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Statement become effective): Dr. Tiago Reis Marques (“Proposal 1A”), Alfred Novak (“Proposal 1B”), Professor Lawrence Steinman (“Proposal 1C”), Simon Dumesnil (“Proposal 1D”), and Dr. Emer Leahy (“Proposal 1E” and with Proposal 1A, Proposal 1B, Proposal, 1C and Proposal 1D, collectively “Proposal 1” or the “Director Removal Proposals”).

Proposal 2: To vote on a proposal related to the filling of vacancies on the Board that arise as the result of the removal of one or more directors by stockholders (the “Board Vacancy Proposal”).

Proposal 3: To repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal (the “Repeal Proposal”).

Proposal 4: To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting (the “Adjournment Proposal”).

Proposal 5: To transact such other business as may properly come before the Special Meeting (the “Other Business Proposal”).

The above proposals are collectively referred to as the “Proposals”.

How does the Board of Directors of the Company recommend that you vote?

The Board unanimously believes that the adoption of the Proposals is NOT in the best interests of stockholders and therefore encourages you NOT to attend the meeting and do not submit any proxy card with respect to the Special Meeting, as such actions will act as votes against each the Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal. Alternatively, if you decide to vote, at the Special Meeting, we unanimously recommend that you vote AGAINST each of the Proposals submitted by the Dissident Group.

Proposal 1A. “AGAINST” the removal, without cause, of Dr. Tiego Reis Marques as a director of Pasithea.

Proposal 1B. “AGAINST” the removal, without cause, of Alfred Novak as a director of Pasithea.

Proposal 1C. “AGAINST” the removal, without cause, of Professor Lawrence Steinman as a director of Pasithea.

Proposal 1D. “AGAINST” the removal, without cause, of Simon Dumesnil as a director of Pasithea.

Proposal 1E. “AGAINST” the removal, without cause, of Dr. Emer Leahy as a director of Pasithea.

Proposal 2. “AGAINST” the proposal related to the filling of vacancies on the Board that arise as the result of the removal of one or more directors by stockholders.

Proposal 3. “AGAINST” the repeal of each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal.

Proposal 4. “AGAINST” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting.

Proposal 5. “AGAINST” the transaction of such other business as may properly come before the Special Meeting.

OUR BOARD OF DIRECTORS ENCOURAGES YOU NOT TO ATTEND THE MEETING AND NOT TO SUBMIT ANY PROXY CARD WITH RESPECT TO THE SPECIAL MEETING, AS SUCH ACTIONS WILL ACT AS VOTES AGAINST EACH THE REMOVAL PROPOSAL, THE BOARD VACANCY PROPOSAL AND THE REPEAL PROPOSAL. ALTERNATIVELY, IF YOU DECIDE TO ATTEND THE SPECIAL MEETING, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST EACH OF THE BOARD REMOVAL PROPOSAL, THE BOARD VACANCY PROPOSAL AND THE REPEAL PROPOSAL AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE DISSIDENT GROUP.

If you have voted using a proxy card sent to you by the Dissident Group, you can revoke it by requesting a new proxy card from the Dissident Group and by signing, dating and returning such new proxy card or by voting at the Special Meeting.

Why am I receiving these materials?

You are receiving this document because you were one of our shareholders at the close of business on         , 2022, the record date for the Special Meeting. We are sending this Statement to you to provide notice of the Special Meeting and to communicate the Board’s opposition to the Proposals. We believe the Proposals are not in the best interest of our shareholders and therefore are asking you not to return any proxy card or attend the Special Meeting, as such actions will act as votes against each of the Board Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal.

You may receive proxy materials from the Dissident Group with respect to the Special Meeting. We are not responsible for the accuracy of any information provided by or relating to the Dissident Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group may otherwise make. We encourage you to ignore the proxy materials that you may receive from the Dissident Group and ignore their proxy card and not vote at the Special Meeting.

The Board unanimously believes that the adoption of the Proposals is not in the best interests of stockholders and therefore encourages you not to attend the meeting and not submit any proxy card with respect to the Special Meeting or if you decide to vote, that you vote AGAINST each of the Proposals.

When and where will the Special Meeting be held?

The Special Meeting will be held on         , 2022 at          Eastern Time at         .

Who is the Dissident Group? How are they involved in the Special Meeting?

Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Camac Partners, LLC, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller And Eric Shahinian (collectively, the “Dissident Group”) has filed a preliminary proxy statement indicating that they intend to solicit proxies in connection with the Special Meeting. You may receive proxy materials and other solicitation materials from the Dissident Group. The Company is not responsible for the accuracy of any information contained in any proxy or solicitation materials filed or disseminated by, or on behalf of, the Dissident Group, or any other statements that the Dissident Group may make. For further information regarding the Dissident Group, please refer to the “Background to the Solicitation” section of this Statement.

The Board encourages you to read this Statement in its entirety and not support the Dissident Group’s Proposals. We unanimously believe that the Proposals are NOT in the best interest of our shareholders and therefore encourage you NOT TO ATTEND the Special Meeting NOR TO VOTE, and if you decide to attend the Special Meeting, to vote AGAINST the Board Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal. If you have already submitted a vote using a proxy card provided by, or on behalf, of the Dissident Group, you have the right to change your vote by voting again over the Internet, by telephone or by completing and mailing the proxy card provided by the Dissident Group. Only the last-dated proxy you submit will be counted.

What should I do if I receive a proxy card from the Dissident Group?

We expect that you will receive proxy solicitation materials from the Dissident Group, including a Statement and proxy card. Our Board unanimously recommends that you disregard any Statement and proxy card you may receive from the Dissident Group. We are not responsible for the accuracy of any information provided by or relating to the Dissident Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group may otherwise make. If you have already voted using the proxy card provided by the Dissident Group, you have every right to change your vote and vote AGAINST each of the Proposals by executing and returning the enclosed another proxy card or by voting by telephone or via the Internet by following the instructions provided by the Dissident Group. Only the latest dated proxy you submit will be counted. If you have not returned a proxy card and wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive by the Dissident Group and not attend the Special Meeting as such actions will act as votes against the Board Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal. If you have any questions or need assistance, please contact our solicitor, Kingsdale Advisors, by phone toll-free at 1-866-581-1514, or call collect outside North America at 646-854-8013, or by email at contactus@kingsdaleadvisors.com.

What information is available on the Internet?

This Statement, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other financial documents are available free of charge at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. This Statement and our annual report to shareholders are also available at the Investor Relations section of our corporate website, www.pasithea.com.

Who pays for the Company’s solicitation of stockholders in connection with the Special Meeting?

We will pay for the entire cost of soliciting on behalf of the Company in connection with the Special Meeting. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s materials to beneficial owners in connection with the Special Meeting. In addition, our directors and employees may solicit on behalf of the Company in connection with the Special Meeting in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for such solicitation, but Kingsdale Advisors (“Kingsdale Advisors”), our solicitor, will be paid an estimated fee for rendering solicitation services of up to $70,000 plus expenses. Kingsdale Advisors will solicit in connection with the Special Meeting by personal interview, mail, telephone, facsimile or email. Kingsdale Advisors will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our Common Stock.

An independent inspector of election will receive and tabulate the proxies and certify the results.

Who may attend the Special Meeting?

The Special Meeting is open to all of our shareholders. To attend, you will need to register upon arrival. We may check for your name on our shareholders list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Common Stock of the Company, it is possible that you will not be admitted to the Special Meeting.

Who will count the votes cast at the Special Meeting?

The Board of Directors will appoint an independent inspector of election to serve at the Special Meeting. The independent inspector of election for the Special Meeting will determine the number of votes cast by holders of Common Stock on each item of business to be considered at the Special Meeting. Preliminary voting results will be announced at the Special Meeting, if practicable, and final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Special Meeting.

How can I find the voting results of the Special Meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Special Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results when the original Current Report on Form 8-K is filed.

How many votes must be present to hold the Special Meeting?

In order to lawfully conduct the Special Meeting, at least one third of all of the issued and outstanding shares of Common Stock as of the Record Date must be present at the Special Meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the Special Meeting if you attend the Special Meeting and vote in person or if you properly return a proxy that is requested by a third party. Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) will be counted for purposes of establishing a quorum.

If there is no quorum, the Special Meeting may be adjourned by the holders of a majority of shares present at the Special Meeting in person or represented by proxy or by the chairperson of the Special Meeting.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our Common Stock that you own. Cumulative voting is not allowed.

May I vote my shares in person at the Special Meeting?

Yes. You may vote your shares at the Special Meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone.

The Board unanimously believes that the adoption of the Proposals is not in the best interests of stockholders and therefore encourages you not to attend the meeting and do not submit any proxy card with respect to the Special Meeting, as such actions will act as votes against the Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal. Alternatively, if you decide to vote, that you vote AGAINST each of the Proposals.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Special Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?” below.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

Will my shares held in street name be voted if I do not provide my proxy?

On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. None of the items of business to be voted on at the Special Meeting are considered a routine matter, and, therefore, your shares will not be voted at the Special Meeting unless you instruct your brokerage firm to vote in a timely manner.

If I submit a proxy card provided by the Dissident Group, how will it be voted?

The individuals named on the proxy card of the Dissident Group will vote your proxy in the manner you indicate on the proxy card.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

●	sign another proxy with a later date and return it as directed by the person requesting the proxy card, at or before the Special Meeting;

●	provide the person requesting the proxy card with a written notice of revocation dated later than the date of the proxy at or before the Special Meeting; or

●	attend the Special Meeting and vote in person—note that attendance at the Special Meeting will not revoke a proxy if you do not actually vote at the Special Meeting.

Because the Board unanimously believes that the adoption of the Proposals is not in the best interests of stockholders, the Board encourages you not to attend the meeting and not submit any proxy card with respect to the Special Meeting; or, if you decide to vote or submit a proxy card provided by the Dissident Group, that you vote AGAINST each of the Proposals.

What vote is required to approve the Director Removal Proposal?

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required for the removal of one or more directors. Abstentions, broker nonvotes and not voting your shares will be treated as votes “AGAINST” the Director Removal Proposals.

What vote is required to approve the Board Vacancy Proposal?

Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), any vacancies on the Board that occur for any reason are to be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and cannot be filled by stockholders. Consequently, while stockholders may vote on the Board Vacancy Proposal, it will not prevent the remaining Board members from filling such vacancies.

What vote is required to approve the Repeal Proposal

The Repeal Proposal requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Company Common Stock to repeal certain provisions of the Company’s Bylaws. Abstentions, broker nonvotes and not voting your shares will be treated as votes “AGAINST” the Repeal Proposal. There have been no changes to the Company’s Bylaws that would be impacted by the Repeal Proposal.

What vote is required to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if approved by the holders of a majority of votes cast at the Special Meeting (assuming there is a quorum). Abstentions and broker non-votes will have no effect on the vote on such proposal.

What happens if some or all of the directors of the Company are removed by the Director Removal Proposals?

The Company’s Certificate of Incorporation requires that any vacancies on the Board are to be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and cannot be filled by stockholders.

If all of the directors are removed, then under Section 223 of the General Corporation Law of the State of Delaware (the “DGCL”), any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the bylaws to elect directors or may apply to the Delaware Court of Chancery for a decree summarily ordering a director election

If less than all of the directors are removed, under the Articles of Incorporation of the Company, the Board may fill the vacancies created by such removal. However, under Section 223 of the DGCL, if, at the time of filling any director vacancy, the Pasithea directors then in office constitute less than a majority of the total Board seats, then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the shares of Common Stock, summarily order an election to be held to fill any such vacancies or to replace the directors chosen by the directors then in office.

What are the consequences if the Director Removal Proposals are not approved?

If the Director Removal Proposals are not approved at the Special Meeting, then all of the Company’s Directors will remain in office until the 2023 Annual Meeting of Stockholders (the “2023 Annual Shareholders Meeting”).

How do you recommend that I vote on these items?

If you decide to attend the Special Meeting or otherwise vote on the Proposals, the Board unanimously recommends that you vote AGAINST each of the Proposals submitted by the Dissident Group. Alternatively, the Board recommends that you do not attend the Special Meeting or submit a proxy card as such actions will act as votes against each of the Removal Proposal, the Board Vacancy Proposal and the Repeal Proposal.

What should I do if I receive a proxy card from the Dissident Group?

We expect that you will receive proxy solicitation materials from the Dissident Group, including a proxy statement and proxy card. Our Board unanimously recommends that you disregard any proxy statement and proxy card you may receive from the Dissident Group. We are not responsible for the accuracy of any information provided by or relating to the Dissident Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group may otherwise make. If you have already voted using the proxy card provided by the Dissident Group, you have every right to change your vote by executing and returning another proxy card as directed by the Dissident Group or by voting at the Special Meeting. If you have not returned a proxy card and you wish for the Proposals NOT to be approved, you should disregard any proxy card that you receive and not attend the Special Meeting. If you have any questions or need assistance voting, please contact our solicitor, Kingsdale Advisors, by phone toll-free at 1-866-581-1514, or call collect outside North America at 646-854-8013, or by email at contactus@kingsdaleadvisors.com.

May other matters be raised at the Special Meeting; how will the meeting be conducted?

No. Pursuant to the Bylaws, any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.

The Chairman, or his designee, has broad authority to conduct the Special Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the Chairman, or his designee, has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman, or his designee, is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Special Meeting proceeds in a manner that is fair to all participants.

Who is entitled to vote?

The Record Date for the Special Meeting is the close of business on         , 2022. As of the Record Date,          shares of Common Stock were outstanding. Only holders of record of our Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting.

How many votes do I have?

For all of the Proposals on the agenda for the Special Meeting, you have one vote for each share of our Common Stock you owned as of the Record Date.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting. You may still attend the Special Meeting and vote during the meeting even if you have already voted by proxy pursuant to the proxy provided by the Dissident Group.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that broker, bank or other agent. To attend the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance. Follow the instructions from your broker or bank that are included with this Statement, or contact your broker or bank to request a proxy form.

If I submitted a proxy card sent to me by the Dissident Group, can I still attend the Special Meeting?

Yes. Returning a proxy card provided by the Dissident Group does not affect your right to attend and cast a new vote at the Special Meeting should you so choose.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 business days prior to the Special Meeting at the offices of the Company at 1111 Lincoln Road, Miami Beach, Florida 33139, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting.

Whom can I contact for further information?

If you have any questions, please contact:

Strategic Shareholder Advisor and Proxy Solicitation Agent
745 Fifth Avenue, 5th Floor, New York, NY 10151
North American Toll Free Phone:
1-866-581-1514
Email: contactus@kingsdaleadvisors.com
Call Collect Outside North America: 646-854-8013

BACKGROUND TO THE SOLICITATION

Pasithea is a biotechnology company focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders The Company was incorporated in the State of Delaware on May 12, 2020 as a startup biotech company with limited operations. In September 2021, the Company completed its initial public offering to increase its capitalization and financial flexibility, to create a public market for its Common Stock and to facilitate its future access to the capital markets. The upsized public offering and subsequent follow-on financing priced at a premium to the market reflect a broad mandate from stockholders to execute on the Company’s mission and a clear conviction in the Company’s management and Board of Directors. At the time, the Company stated to investors “We have no products or services approved for commercial sale and have not generated any material revenue from product sales.”

On May 13, 2022, the Company filed with the SEC definitive proxy materials (the “Company Statement”) of the Board for the Annual Meeting of Shareholders (the “2022 Annual Meeting”) that was held on June 23, 2022.

On June 1, 2022 the Dissident Group filed an initial Schedule 13D (the “Initial 13D”) with the SEC reporting the creation of a group and open market purchases resulting in the Dissident Group’s beneficial ownership of approximately 5.8% of the shares of the outstanding Common Stock. The Initial 13D included a letter to the Board advising it to take no action to amend the bylaws, halt any major capital allocation decisions and refrain from initiating or modifying employment contracts of any personnel or board member.

On June 8, 2022, the Company’s Chief Executive Officer, Dr. Tiago Reis Marques, met with the Dissident Group and listened to its concerns regarding the Company.

On June 16, 2022, the Dissident Group amended the Initial 13D to report ownership of approximately 6.8% of the outstanding Common Stock, calculated using the number of Common Stock outstanding as of May 9, 2022.

On June 17, 2022, Dr. Marques again met with the Dissident Group to listen and discuss the Dissident Group’s concerns regarding the Company.

On June 22, 2022, after months of negotiations that began prior to the Dissident Group’s Initial 13D, the Company announced that it had acquired (the “Alpha Acquisition”) Alpha-5 Integrin, LLC (the “Alpha-5”), a company in which Lawrence Steinman, the Executive Chairman and Co-Founder of Pasithea held a minority interest.

On June 23, 2022, the Dissident Group issued a press release expressing concerns regarding the Alpha Acquisition and stating that the Dissident Group intended to withhold its votes for the election of the sitting directors of the Company at the 2022 Annual Meeting.

On June 23, 2022, the Company held its 2022 Annual Meeting of stockholders where each of the Company’s directors was re-elected by a majority of votes present at the meeting.

On June 27, 2022, the Dissident Group filed a second amendment to its Schedule 13D to report ownership of approximately 9.3% of the outstanding Common Stock.

On July 1, 2022, the Dissident Group filed its preliminary Statement in which it solicited stockholders’ written consents to call a special meeting of stockholders of the Company to vote on the following proposals: (i) to remove all directors of the Company, (ii) to vote on a proposal related to filling the vacancies on the Board after removal, and (iii) to repeal all amendments to the Company’s bylaws adopted by the Board without approval of the Company’s stockholders after April 13, 2021 (collectively, the “Proposals”).

On July 14, 2022, the Dissident Group filed a definitive Statement with the SEC regarding solicitation of consents to call a special meeting of stockholders.

Between June 27, 2022 and September 2, 2022, the Dissident Group acquired additional Common Stock so that its aggregate ownership of Common Stock was approximately 11.7% of the outstanding shares of Common Stock.

On September 2, 2022, the Dissident Group delivered notice to the Company (the “Camac Notice”) to call a special meeting of stockholders of the Issuer, claiming that such action had the consent of the holders of at least 25% of all shares of Common Stock entitled to vote at the proposed special meeting and on September 6, 2022, the Dissident Group filed Amendment No 6 to its Schedule 13D disclosing the Camac Notice.

On September 7, 2022, representatives of the Company sent a letter to the Dissident Group stating that the information provided by the Dissident Group did not appear to demonstrate that the Dissident Group obtained the requisite number of consents to request a special meeting, as certain investors votes included in the vote count were held only after the record date and therefore the Dissident Group was not sufficient under the Company’s bylaws.

On September 13, 2022, representatives of the Dissident Group provided additional information to representatives of the Company regarding their calculation of the vote and sent an email on September 15, 2022. Representatives of the Dissident Group and the Company had telephone conversations the week of September 15, 2022 to discuss the discrepancy in vote count.

On September 20, 2022, representatives of the Company sent a letter to representatives of the Dissident Group reasserting the Company’s position that the Dissident Group had not satisfied the requirements to call a special meeting of Company stockholders noting that “the requirement that sufficient documentation be included with the submitted request is found in Pasithea’s By-Laws, and, accordingly, cannot simply be waived or otherwise ignored because the Investor Group later uncovers documentation that it asserts demonstrates that such registered positions were held on the relevant record date or ‘believes that it is in everyone’s interest to proceed with the calling [sic] the meeting.’”

On September 26, 2022, representatives of the Company sent a letter to representatives of the Dissident Group stating that the documentation submitted with the Dissident Group’s request to call a special meeting did not demonstrate that the Dissident Group had obtained the necessary number of consents to call a special meeting as required by Section 3.2 of Pasithea’s corporate by-laws. Specifically, the statements submitted with respect to Camac Fund LP, Concord IP2 LTD, Funicular Funds LP, and Leonite Fund I, LP all purported to reflect holdings in Common Stock on dates prior to the September 15, 2022 record date, but not as of the record date.

After additional information was provided by the Dissident Group to rectify the deficiencies of the Camac Notice, the Company announced that the Dissident Group satisfied the necessary requirements to call a special meeting of Stockholders and that it would call a special meeting in accordance with the Company’s bylaws.

On October 11, 2022, the Company acquired AlloMek Therapeutics, LLC for a purchase price consisting of (i) an aggregate of 2,700,000 shares of Common Stock, (ii) an aggregate of 1,000,000 warrants to purchase shares of Common Stock at an exercise price of $1.88 per share, which may be exercised on a cashless basis until October 10, 2027, (iii) a cash payment of $1,050,000, (iv) the right to certain milestone payments in an amount up to $5,000,000, and (v) the right to contingent earn-out payments ranging from 3% to 5% of net sales of the drug CIP-137401, depending on the amount of such net sales in the applicable measurement period. AlloMek Therapeutics, LLC is a biotechnology company developing CIP-137401, which is a potential best-in-class macrocyclic mitogen-activated protein kinase kinase 1/2 (MEK) inhibitor for use in a range of CNS-related indications, including neurofibromatosis type 1 (NF1) and Noonan syndrome, as well as potential synergy with the Company’s existing multiple sclerosis (MS) development program.

On October 31, 2022, certain members of the Dissident Group, Concord IP2 Ltd., Leonite Capital LLC, and Camac Fund, LP, filed a lawsuit (the “Lawsuit”) in the Delaware Court of Chancery asserting a claim for breach of fiduciary duties against the Board claiming that the primary purpose of the Alpha-5 and Allomek transactions was to dilute the shares held by the Dissident Group and other stockholders supporting the special meeting request, while increasing the voting power of the Board’s allies. The Board believes that these claims are without merit and intends to defend against them vigorously. The Allomek transaction was arms-length. The Company was involved in negotiations for acquiring Alpha-5 and Allomek before the Dissident Group disclosed any ownership or interest in the Company. Both of the transactions are consistent with the Company’s previously announced business strategy.

PROPOSALS 1A THROUGH 1E

THE DIRECTOR REMOVAL PROPOSALS

The Dissident Group has indicated that it intends to submit the below proposals for approval of stockholders at the Special Meeting. The Board unanimously recommends that you vote AGAINST each of these proposals. The proposals are as follows:

●	Proposal 1A: To remove, without cause, Dr. Tiago Reis Marques as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Statement become effective).

●	Proposal 1B: To remove, without cause, Alfred Novak as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Statement become effective).

●	Proposal 1C: To remove, without cause, Professor Lawrence Steinman as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Statement become effective).

●	Proposal 1D: To remove, without cause, Simon Dumesnil as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Statement become effective).

●	Proposal 1E: To remove, without cause, Dr. Emer Leahy as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Statement become effective).

Proposal 1A, Proposal 1B, Proposal 1C, Proposal 1D and Proposal 1E are collectively referred to herein as the “Director Removal Proposals”.

The Board unanimously recommends a vote AGAINST each of the Director Removal Proposals. Alternatively, the Board unanimously recommends that you do not attend the Special Meeting or submit a proxy card as such actions will act as votes AGAINST each of the Director Removal Proposals.

The Board unanimously believes the removal of directors of Pasithea without cause is not in the best interests of the shareholders of the Company. We believe that the Dissident Group has called the Special Meeting solely to further own its own interests. The Board questions the Dissident Group’s timing and motives in demanding a special meeting when it has the opportunity to nominate directors in a timely fashion at the 2023 Annual Meeting and had the opportunity to voice its objections to the Company’s directors prior to their election at the 2022 Annual Meeting (at which each of the directors was soundly elected). Instead, it appears that the Dissident Group wants to cause as much disruption as possible and force the Company to incur undue expense by having a special meeting. The Dissident Group’s actions are burdensome to the Company and are diverting corporate resources to matters that can be resolved at the 2023 Annual Meeting, all at the at the expense of the other stockholders of the Company. The Dissident Group has stated that it intends to seek reimbursement from Pasithea of its own solicitation costs without seeking shareholder approval for such reimbursement if its solicitation is successful. It is probable that the Dissident Group will also demand money from the Company, which appears to be its primary motive for calling a Special Meeting.

Directors Were Recently Elected by Majority Vote. The Dissident Group has not communicated any compelling reason why the current directors should be removed without cause, let alone at a special meeting, when the Company’s directors were approved by a majority of votes present at the 2022 Annual Meeting only four months ago. Prior to that meeting, the Dissident Group actively campaigned against the nominated directors and yet the directors were reelected by an overwhelming majority of votes cast by all other stockholders). The Dissident Group’s proposed directors to replace the current Board have little actual experience overseeing public companies and no experience in the biotech industry. While the Dissident Group credulously suggests its inexperienced nominees can successfully run Pasithea, your highly qualified Board strongly believes the Dissident Group’s sole objective is to co-opt Pasithea’s cash and resources for its own purposes and steal significant potential upside from all stockholders.

This is not the first time that members of the Dissident Group have participated in a solicitation of shareholders aimed at replacing all of the board of directors of a corporation. In October 2019, Camac LP and Eric Shahinian initiated a proxy contest against Liberated Syndication Inc. (“Liberated Syndication”) seeking to replace the entire board of directors of Liberated Syndication. As part of a settlement with Liberated Syndication, Camac LP extracted a payment from Liberated Syndication of up to $600,000 for their expenses and Eric Shahinian joined the board of directors. During Mr. Shahinian’s tenure as a director of Liberated Syndication, Liberated Syndication was required to restate its financial statements and the SEC deemed it necessary for the protection of investors that a public administrative proceeding be instituted against Liberated Syndication for failure to file any periodic reports since the period ended September 30, 2020, and its registration with the SEC was revoked. The Dissident Group has stated that it intends to seek reimbursement from Pasithea of its own solicitation costs without seeking shareholder approval for such reimbursement if its consent solicitation is successful. Pasithea strongly believes that it is in the best interests of Pasithea stockholders to reject the Dissident Group’s solicitation as it is costly and distracting and only benefits the Dissident Group.

If the Director Removal Proposals are approved by stockholders, all of our directors would cease to be directors immediately, and it would likely take months to replace them, which would put our Company in a precarious position. Our Company would have no directors to oversee business operations and would be required to engage in a costly and time-consuming process for identifying and appointing new directors. In its proxy statement filed with the SEC, the Dissident Group mentions that it can file a request to the Delaware Court of Chancery to compel another special meeting to elect directors, which would be costly and time-consuming for the Company. Moreover, such special meeting to elect new directors would likely occur only months prior to the 2023 Annual Meeting. The Dissident Group has not explained why it believes that it is in the best interests of shareholders for the Company to incur the expense of these special meetings when the Dissident Group has the opportunity to nominate directors at the 2023 Annual Shareholders. The timing of the Dissident Group’s actions suggests that its actions are not for the interests of all shareholders but instead are serving only the interests of the Dissident Group--to cause as much disruption as possible to attempt to coerce the Company into a monetary settlement for the benefit of the Dissident Group at the expense of the other stockholders of the Company

The Dissident Group has not identified any specific plan for Pasithea and only talks in generalities. The Dissident Group’s only real plan is to run a strategic review to consider selling, closing or liquidating all or parts of the Company and returning cash to stockholders or combinations with or acquisitions of other yet unidentified companies. The Company wants stockholders to understand that turning the Company over to the Dissident Group comes with significant risks, including:

●	Stockholders will have no say in the future of the Company as Dissident would control the Board;

●	Liquidating the Company is not likely to earn stockholders a substantial return;

●	Liquidating the Company sacrifices significant potential future upside; and

●	The Dissident Group may use Pasithea’s assets to acquire other companies, including non-biotechnology companies or companies in which the Dissident Group has an ownership interest.

Pasithea Is Implementing a Plan and the Dissident Group’s Actions Threaten That Plan. Despite the Dissident Group’s assertions to the contrary, the Company has made significant progress developing novel and groundbreaking therapies and positioning Pasithea for significant potential upside, by:

●	Expanding and diversifying our portfolio by acquiring a world-class asset that targets the Alpha 5 Beta 1 integrin and a best-in-class macrocyclic mitogen-activated protein kinase 1/2 (MEK) inhibitor;

●	Strengthening our team of scientists with the addition of senior team members who have a record of success in achieving drug approvals and progressing through commercialization;

●	Achieving positive preclinical results for our drug candidates while further developing our internal lab capabilities;

●	Improving our cash position through a private placement and a drug development research grant; and

●	Enhancing our Board by adding financial acumen and innovative life science experience.

Pasithea was only formed two years ago and became a public company one year ago. Pasithea maintains constructive, ongoing communications with all of its shareholders and welcomes and values their input. The Dissident Group’s request for a special meeting of stockholders less than one month after Pasithea’s 2022 Annual Meeting has consumed significant time and resources of management and has caused and continues to cause the Company to incur unnecessary expense. The actions of the Dissident Group divert resources of the Company at a time when the Company is in the early stages of being a public company and should be devoting resources to the growth of its business.

We unanimously believe that your interests will be served best if your current Board and management continue to pursue the Company’s growth strategy and business plan to promote shareholder value.

For a Director Removal Proposals to be approved, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required. Any withhold vote will be counted as a vote against a Director Removal Proposals. Alternatively, if you do not attend the Special Meeting or submit a proxy card, such actions will act as a vote AGAINST the Director Removal Proposals.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST EACH OF THE DIRECTOR REMOVAL PROPOSALS. ALTERNATIVELY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ATTEND THE SPECIAL MEETING OR SUBMIT A PROXY CARD AS SUCH ACTIONS WILL ACT AS VOTES AGAINST THE DIRECTOR REMOVAL PROPOSALS.

PROPOSAL 2

THE DIRECTOR VACANCY PROPOSAL

The Dissident Group has indicated that it intends to submit the following proposal for approval of stockholders at the Special Meeting:

RESOLVED, that the stockholders of Pasithea urge, in the strongest possible manner, the Board to take all necessary steps to allow stockholders to fill any vacancies on the Board created by the removal of one or more directors (including, if necessary or appropriate, holding a special meeting of stockholders for the purpose of allowing stockholders to vote to fill such vacancies).

The Company’s Amended and Restated Certificate of Incorporation provides that any vacancies on the Board for any reason, including from the death, resignation, disqualification or removal of any director, and any newly created directorships resulting by reason of any increase in the number of directors shall be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. We believe that it is appropriate for the remaining directors to fill any vacancies on the Board as it allows for more continuity of management and for the addition of directors who meet specific needs of our Board as understood by the other members of our Board of Directors. Additionally, with our Board being solely responsible for filling vacancies on our Board, we will not have to incur the time and expense of holding a special shareholder meeting to elect a director to fill a vacancy on our Board.

Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), any vacancies on the Board that occur for any reason are to be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and cannot be filled by stockholders. Consequently, while stockholders may vote on the Board Vacancy Proposal, it will not prevent the remaining Board members from filling such vacancies.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL 2. ALTERNATIVELY, THE BOARD RECOMMENDS THAT YOU DO NOT ATTEND THE SPECIAL MEETING OR SUBMIT A PROXY CARD AS SUCH ACTIONS WILL ACT AS VOTES AGAINST THE DIRECTOR VACANCY PROPOSAL.

PROPOSAL 3

THE REPEAL PROPOSAL

The Dissident Group has indicated that it intends to submit the following proposal for approval of stockholders at the Special Meeting:

Proposal 3: To repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal (the “Repeal Proposal”).

No provisions or amendments to our Bylaws have been adopted after April 13, 2021. Although our Board does not currently expect to adopt any additional amendments to our Bylaws, our Board could determine that an additional amendment is necessary and in the best interests of our Company and stockholders. Our Board believes that the automatic repeal of any amendment to our Bylaws, irrespective of its content, duly adopted by our Board (whether with or without stockholder approval) could have the effect of repealing one or more properly adopted bylaw amendments that our Board determined to be in the best interests of our Company and our stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to our Company. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable—if not impossible—for our Company to obtain stockholder approval for a necessary bylaw amendment within a timeframe appropriate to serve the best interests of our Company and our stockholders.

As our Board is fully empowered by its governing documents and applicable law to alter, amend, or repeal provisions of our Bylaws in accordance with its fiduciary duties, we believe that this proposal serves no purpose other than limiting actions by our Board that are otherwise permitted by our Company’s governing documents and Delaware law.

For a Repeal Proposal to be approved for certain bylaw provisions, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required. Any withhold vote will be counted as a vote against the Repeal Proposal. Alternatively, if you do not attend the Special Meeting or submit a proxy card, such actions will act as a vote AGAINST the Repeal Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 3. ALTERNATIVELY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ATTEND THE SPECIAL MEETING OR SUBMIT A PROXY CARD AS SUCH ACTIONS WILL ACT AS VOTES AGAINST THE REPEAL PROPOSAL.

PROPOSAL 4

TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.

The Dissident Group has also submitted a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting. The Board believes that if stockholders do not submit their votes or attend the Special Meeting, an adjournment is not appropriate for the Special Meeting to be adjourned for a later date.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under applicable rules and regulations of the SEC, members of our Board and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Special Meeting. The following sets forth certain information about such persons (the “Participants”).

The following table sets forth certain information about the persons who have been directors or executive officers as of October 25, 2022.

Name	Position
Dr. Tiago Reis Marques	Chief Executive Officer and Director
Daniel Schneiderman	Chief Financial Officer
Dr. Yassine Bendiabdallah	Chief Operating Officer, Head of U.K. Clinics and Director
Prof. Lawrence Steinman	Executive Chairman and Co-Founder
Simon Dumesnil	Director
Dr. Emer Leahy	Director
Alfred Novak	Director

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 25, 2022 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock (other than named executive officers and directors);

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock is based on 29,248,688 shares of Common Stock outstanding as of October 25, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of October 25, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock	%
5% Stockholders:
PD Joint Holdings, LLC, Series 2016-A(1)	3,408,696	11.7%
Dissident Group(2)	3,118,177	10.7%

Uday Khire(3)	1,472,662	5.0%
Named Executive Officers and Directors:
Dr. Tiago Reis Marques(4)	743,333	2.5%
Daniel Schneiderman	-	-
Dr. Yassine Bendiabdallah	300,000	1.0%
Prof. Lawrence Steinman(5)	1,527,174	5.2%
Simon Dumesnil(6)	50,000	*
Dr. Emer Leahy(7)	50,000	*
Alfred J. Novak	-	-
All officers and directors as a group (7 persons)	2,670,507	9.0%

*	Less than 1%.
(1)	Based solely upon a Schedule 13G filed on June 29, 2022. To our knowledge, Paul B. Manning holds voting and dispositive control over PD Joint Holdings, LLC, Series 2016-A and as such may be deemed to be an indirect beneficial owner of the reported securities. The address of both Paul B. Manning and PD Joint Holdings, LLC, Series 2016-A is c/o PBM Capital Group, 200 Garrett Street, Suite S, Charlottesville, VA 22902. In addition set forth in the above table, PD Joint Holdings, LLC, Series 2016-A holds warrants to purchase an aggregate of 800,000 shares of Common Stock (“Warrants”) at an exercise price of $1.88 per share, which may be exercised on a cashless basis until June 21, 2027. The Warrants contain a customary 4.99% beneficial ownership blocker provision and are therefore not reflected as beneficially owned by the stockholder.
(2)	Based solely upon a Schedule 13D/A filed on September 6, 2022. Consists of (i) 191,321 shares of Common Stock held by Concord IP2 Ltd., (ii) 35,200 shares of Common Stock held by Elderhill Corporation, (iii) 1,034,702 shares of Common Stock held by Leonite Capital LLC, (iv) 154,644 shares of common stock held by Leonite Fund I, LP, and (v) 1,702,310 shares of common stock held by Camac Fund, LP. To our knowledge, David Delaney holds voting and dispositive control over Concord IP2 Ltd. and Elderhill Corporation and as such may be deemed to be an indirect beneficial owner of the reported securities. The address of Concord IP2 Ltd., Elderhill Corporation and David Delaney is c/o Concord Investment Partners Ltd., 60 St. Clair Avenue East, Suite 702, Toronto, ON, M4T 1N5 Canada. To our knowledge, Avi Geller holds voting and dispositive control over Leonite Capital LLC and as such may be deemed to be an indirect beneficial owner of the reported securities. The address of both Leonite Capital LLC and Avi Geller is 1 Hillcrest Center Drive Suite 232 Spring Valley, NY 10977. To our knowledge, Camac Fund L.P. is controlled by Camac Capital, LLC, and Eric Shahinian is the managing member of Camac Capital, LLC. As such, Mr. Shahinian holds voting and dispositive control over Camac Fund L.P. and as such may be deemed to be an indirect beneficial owner of the reported securities. The address of Camac Fund L.P., Camac Fund, LLC and Eric Shahinian is 350 Park Avenue, 13th Floor, New York, NY 10022.
(3)	Consists of shares of Common Stock beneficially owned by the stockholder in his capacity as representative of the shareholders of AlloMek Therapeutics, LLC (“AlloMek”), and for which he disclaims beneficial ownership of 501,623 of the shares (in which he has no pecuniary interest). In addition set forth in the above table, the stockholder holds warrants to purchase an aggregate of 413,230 shares of Common Stock which are exercisable until October 10, 2027. The Warrants contain a customary 4.99% beneficial ownership blocker provision and are therefore not reflected as beneficially owned by the stockholder.
(4)	Includes (i) 66,667 shares subject to restricted stock units exercisable within 60 days of October 25, 2022 and (ii) 66,667 shares subject to options exercisable within 60 days of October 25, 2022.
(5)	Includes 50,000 shares subject to options exercisable within 60 days of October 25, 2022, and warrants to purchase 200,000 shares of Common Stock.
(6)	Includes 50,000 shares subject to options exercisable within 60 days of October 25, 2022.
(7)	Includes 50,000 shares subject to options exercisable within 60 days of October 25, 2022.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Corporation. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our 2023 Annual Meeting is not so advanced or delayed, stockholders who wish to make a proposal at the Fiscal 2023 annual meeting must notify us no earlier than February 24, 2023 and no later than March 27, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Fiscal 2023 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at Pasithea Therapeutics Corp., 1111 Lincoln Road, Miami Beach, Florida 33139, or by email at lwilson@insitecony.com.

Pursuant to SEC Rule 14a-8, certain stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2023 Annual Meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on January 13, 2023.

OTHER MATTERS

In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders and this Statement.

EXPENSES OF SOLICITATION

The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel.

The Company has retained Kingsdale Advisors to solicit stockholders in connection with the Special Meeting for which Kingsdale Advisors will be paid an estimated fee of up to $70,000. Kingsdale Advisors will solicit in connection with the Special Meeting by personal interview, mail, telephone, facsimile or email. Kingsdale Advisors will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Tiago Reis Marques, Chief Executive Officer.

RIGHT OF APPRAISAL

Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of Special Meeting of Stockholders and this Statement.

APPENDIX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of our Board, Paul Manning, who controls PD Joint Holdings, LLC, Series 2016-A, a stockholder of the Company that beneficially owns 11.7% of the outstanding Common Stock, Uday Khire, a stockholder of the Company that beneficially owns 5.0% of the outstanding Common Stock and certain officers and directcors of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Special Meeting. The following sets forth certain information about such persons (the “Participants”).

The following table sets forth certain information about the persons who have been directors or executive officers as of October 25, 2022.

Name	Position
Dr. Tiago Reis Marques	Chief Executive Officer and Director
Daniel Schneiderman	Chief Financial Officer
Dr. Yassine Bendiabdallah	Chief Operating Officer, and Head of U.K. Clinics
Prof. Lawrence Steinman	Executive Chairman and Co-Founder
Simon Dumesnil	Director
Dr. Emer Leahy	Director
Alfred J. Novak	Director

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 25, 2022 by our participants.

The number of shares beneficially owned is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock is based on 29,248,688 shares of Common Stock outstanding as of October 25, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of October 25, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” of the Statement for information regarding the ownership of Common Stock and the address of each of the participants.

within 60 days of October 25, 2022.

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS

Each of the Company’s directors and executive officers is entitled to indemnification under the Certificate of Incorporation and the Bylaws.

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Other than as set forth in this Appendix A or elsewhere in this Statement and based on the information provided by each Participant:

●	No Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our Common Stock or other securities of the Company or any parent or subsidiary of the Company;

●	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and

●	No Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years.

Other than the persons described in this Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Other than as set forth in this Appendix A or elsewhere in this Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2021 or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Zen Healthcare – Purecare Ltd.

We entered into the Amended and Restated Zen Knightsbridge Collaboration Agreement with Purecare during the year ended December 31, 2020, and amended and restated as of August 4, 2021, whereby both parties have agreed to collaborate on the provision of Treatments at Purecare’s London based clinic. The Company has agreed, among other things, market the Treatments to the extent permitted under law, arrange and pay for the fit-out of the consulting room, provide equipment necessary for the Treatments, develop, operate and maintain a booking website for the Treatments, make bookings and take payments, and employ or engage customer services advisers to liaise with clinical staff and pay certain staff costs. Purecare has agreed provide consulting and treatment rooms, apply for and maintain CQC registrations, employ or engage licensed and qualified staff, assess patients and, if appropriate, administer the Treatments, maintain equipment and provide all ketamine and other pharmaceuticals necessary for the Treatments. All revenues from such Treatments (less certain staff costs) shall be allocated 30% to the Company and 70% to Purecare.

Our Chief Operating Officer, Head of U.K. Clinics and Director, Dr. Yassine Bendiabdallah, is a co-founder, current managing director, and 25% shareholder of Purecare. As of December 31, 2021, no payments have been made pursuant to the Amended and Restated Zen Knightsbridge Collaboration Agreement.

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Zen Healthcare – Portman Health Ltd

We entered into the Amended and Restated Zen Baker Street Collaboration Agreement with Portman on during the year ended December 31, 2020, and amended and restated as of August 4, 2021, whereby both parties have agreed to collaborate on the provision of Treatments at Portman’s London based clinic. The Company has agreed, among other things, market the Treatments to the extent permitted under law, arrange and pay for the fit-out of the consulting room, provide equipment, develop, operate and maintain a booking website for the Treatments, make bookings and take payments, and employ or engage customer services advisers to liaise with clinical staff and pay certain staff costs. Portman has agreed provide consulting and treatment rooms, apply for and maintain CQC registrations, employ or engage licensed and qualified staff, assess patient and, if appropriate, administer the Treatments, maintain equipment and provide all ketamine and other pharmaceuticals necessary for the Treatments. All revenues from such Treatments (less certain staff costs) shall be allocated 30% to the Company and 70% to Portman.

Dr. Bendiabdallah is a co-founder and 16.25% shareholder of Portman. As of December 31, 2021, no payments have been made pursuant to the Amended and Restated Zen Baker Street Collaboration Agreement.

Alpha-5 integrin, LLC

On June 21, 2022, we purchased from PD Joint Holdings, LLC Series 2016-A and Lawrence Steinman, all of the issued and outstanding equity of Alpha-5 integrin, LLC (“Alpha-5”) in exchange for (i) an aggregate of 3,260,870 shares (the “Alpha Shares”) of the Company’s Common Stock, (ii) an aggregate of 1,000,000 warrants (to purchase shares of the Common Stock, and (iii) contingent earn-out payments of an aggregate of 2% to 4% of net sales generated from the sale of a drug currently in development by Alpha-5. Lawrence Steinman is the Executive Chairman and Co-Founder of the Company. The terms of the Agreement were approved by (i) the disinterested members of the Audit Committee of the Board and (ii) the disinterested members the Board, under the Company’s related party transaction policy.

AlloMek Therapeutics, LLC

On October 11, 2022, the Company acquired AlloMek Therapeutics, LLC (“Allomek”) for a purchase price consisting of (i) an aggregate of 2,700,000 shares of Common Stock, (ii) Warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $1.88 per share, which may be exercised on a cashless basis, until October 10, 2027, (iii) a cash payment of $1,050,000, (iv) the right to certain milestone payments of up to $5,000,000, and (v) the right to contingent earn-out payments ranging from 3% to 5% of net sales of the drug CIP-137401, depending on the amount of such net sales in the applicable measurement period. AlloMek Therapeutics, LLC is a biotechnology company developing CIP-137401, which is a potential best-in-class macrocyclic mitogen-activated protein kinase kinase 1/2 (MEK) inhibitor for use in a range of CNS-related indications, including neurofibromatosis type 1 (NF1) and Noonan syndrome, as well as potential synergy with the Company’s existing multiple sclerosis (MS) development program. In connection with the Allomek acquisition, Uday Khire beneficially owns 5.0% of the outstanding Common Stock and Warrants to purchase an aggregate of 413,230 shares of Common Stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” of the Statement. Mr. Khire also received certain registration rights with respect to the Common Stock that he owns.

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